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                                                                 EXHIBIT 23.1









                       CONSENT OF INDEPENDENT ACCOUNTANTS






We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated January 29, 1997 appearing on page 27 of Omnicare Inc.'s Annual Report on Form 10K/A for the year ended December 31, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.





/s/ Price Waterhouse LLP

Price Waterhouse LLP

Cincinnati, Ohio

February 6, 1998